ONECAP

                    A Nevada Corporation

                        Exhibit 10 c.

 Mortgage Broker Agreement with Fleet Mortgage Corporation,
                   Signed October 1. 1999


FLEET MORTGAGE                    MORTGAGE BROKER AGREEMENT


THIS MORTGAGE B14OKER AGREEMENT ("Agreement") is made and entered into this 1 day of OCTOBER 199 9, by and between Fleet Mortgage Corp, (hereinafter called "Lender") and OneCap (hereinafter called "Broker") (collectively, the "parties"). In consideration of the mutual promises and covenants contained herein, Broker and Lender hereby agree as follows:

     1. Subject to the terms hereof. Lander hereby authorizes Broker to take mortgage applications based on Lender program and pricing information. Broker understands that Lender intends to sell closed loans to Institutional investors, including the Federal National Mortgage
Association ("FNMA') and the Federal Home Loan Mortgage Association ("FHLMC"), and Broker agrees to deliver mortgage applications to Lender that are taken by Broker in accordance with pertinent FNMA and FHLMC requirements and warranties, as well as Lender's mortgage application specifications. From time to time, Lender may prescribe procedures for the submission to Lender of mortgage applications taken by Broker. which procedures may include the manner for Lender's establishment of the interest ratio arid/or discount points for mortgage loans.

     2. Broker agrees to deliver to Lender mortgage applications that are taken by Broker in accordance with all applicable federal, state and local legal requirements. Particularly, Broker covenants that it shall: (a) comply with the Equal Credit Opportunity Act ("ECOA") and its Regulation B. and with this Fair Housing Art, In Brokers pre- and post-qualification communications with the applicants. Where Broker makes an adverse credit decision with respect to any applicant prior or after completing a mortgage application. Broker will timely deliver to such applicant a properly completed adverse action notice as required by ECOA and Regulation B; (b) comply with the Home Mortgage Disclosure Act ("HMDA") and its Regulation C, with respect to accurately completing the Government Monitoring Information sought on a Mortgage Application: and (c) comply with the Real Estate Settlement Procedures Act ("RESPA") and its Regulation X, with respect to the Mortgage Loan application and settlement process. Including: (1) providing any applicant with a completed Good Faith Estimate of Closing Costs ("GFE") in form sufficient to comply with Regulation X, and which sets forth specifically a "Broker Fee to [Broker]" an a line of the GFE which indicates that it corresponds with one of Lines 808-811 of the HUD-I Settlement Statement. the amount of the Broker fee payable to the applicant/borrower to Broker: and (2) providing any applicant with any Affiliated Business Arrangement (ABA) notices,. as required by Regulation X.

     3. Upon receipt of a completed mortgage application, Lender shall underwrite such mortgage application and approve/deny such mortgage applications submitted by Broker on the basis of Lender's underwriting criteria and the program guidelines of the applicable investors and insurers. Nothing herein constitutes any representation or commitment Lender that it will extend credit to any applicant, and Lender's determination as the credit-worthiness of any applicant is final and conclusive as to the parties hereto. Loans shall be closed in the name of Lender and, subject to Broker's right the Broker Fee as set forth herein, Broker agrees to assign to Lender, at the time of submission of mortgage application to Lender, all right, title and interest in and to the mortgage application and related file.

     4. Broker shall maintain at all times during the term of this Agreement at its own expense such insurance as is required by applicable legal requirements, and that Is otherwise appropriate given the nature of Broker's business, including: (i) hazard and liability insurance; (ii) an errors and omissions policy or policies, and (iii) a blanket fidelity bond.

     5. Broker shall be entitled to negotiate with and receive from the loan applicant(s), payable at the time of closing, of a mortgage loan, a reasonable broker fee for its services, including taking this loan application, counseling, documentation ordering and loan processing services up to but not exceeding an amount equal to four percent (4%) of the mortgage low amount. or such other amount as Lender shall prescribe In its program issuances to Broker (which amount includes all less payable to the broker by borrower except fees payable to third-parties), provided that such broker fee does not exceed the fee, or range of fees, that is typical for the type and amount of the mortgage loan applied for in Broker's market area. Broker shall disclose the fee which it charges to any applicant(s) on the GFE as required in paragraph 2 above and in accordance with all applicable legal requirements. Lender will cause Broker's fee to be so disclosed on the HUD-I Settlement Statement, and to be collected at closing and remitted to Broker. Payment of third-party charges for credit reports, appraisals or similar out-of-pocket expenses will be the responsibility of Broker, Certain services, such as appraisals, must be with a supplier that has been approved by Lender. Broker will use its best efforts to collect such items directly from mortgagors if so directed by Lender and if permitted by applicable legal requirements.

     6. As an inducement to Lender to enter into this Agreement and to consummate the making of each mortgage loan from mortgage applications submitted by Broker. Broker represents and warrants to Lender as follows, as of the of execution hereof and the date of each mortgage application which is delivered by Broker to Lender for approval: 8/26/98

     (a) If a corporation. Broker, a corporation, and if a partnership. Broker is a partnership, duly organized, validly existing and in good standing under the laws of its state of incorporation. Broker is properly licensed, or is exempt, and qualified to transact business in all jurisdictions where it originates mortgage loans and to conduct all activities contemplated by this Agreement. Specifically, Broker maintains a Lender's and/or Broker's license to originates first lien residential mortgage loans as may be required by applicable legal requirements.

     (b) Broker has all requisite corporate power, authority and capacity to enter into this Agreement and to perform it obligations hereunder. The execution and delivery of this Agreement and any related agreements and instruments and the consummation of the transactions contemplated hereby and thereby, each have been duly and validly authorized by all necessary corporate action.

     (c) No representation, warranty or written statement made by or on behalf at Broker in this Agreement or in any written or verbal communication made to Lender In connection with the transactions contemplated hereby, contains, or which contain, any untrue statement of a material fact or omits, or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (6) Each mortgage application has been submitted in compliance with the requirements of this Agreement and a applicable legal requirements. Broker has no knowledge of any circumstances or conditions with respect to any mortgage application or the related mortgaged property or loan applicant which Broker reasonably believes could be expected to cause any investor- to regard such mortgage! loan as an unacceptable investment, cause the mortgage loan to become delinquent or adversely affect the value or marketability of such mortgage loan. Broker has committed no act or omission that will impair or invalidate Lender's interest in. or the enforceability of, any mortgage loan. All information and documentation submitted by or an behalf of a loan applicant to Broker and by Broker to Lander pursuant to this Agreement are genuine, and the information contained in such documents is true, accurate and complete to the best of Broker's knowledge.

     (a)  Each  mortgage application includes  each  of  the
documents and Instruments specified by Lender and/or the applicable agency or investor to be included therewith, each of which document and instrument, and all signatures contained thereon are, genuine and enforceable in accordance with its terms.

     7. Broker shall promptly notify Lender: (i) in the event of any substantial change in the financial condition, ownership or management of Broker; (ii) if Broker knows or has reason to believe that any information in any mortgage application or other document delivered to Lender is untrue; and (iii) In the event any governmental or other agency has made any adverse finding or taken any adverse action with respect to the Broker or Its officers, directors or employees.

     8. Broker shall execute and deliver all such Instruments and take all such action as Lender may reasonably request from time to time in order to effectuate the purposes and to carry out the terms of this Agreement. For loans on which Lender has paid a premium, price within six (6) months of Broker seeking lo refinance such loan with Lender, any such refinance is eligible only for par or discount pricing. Lender reserves the right, in its sole discretion, to amend this time frame in accordance with market conditions or company policy.

     9. In addition to any other remedies that the parties hereto may have at law or equity. Broker shall indemnify Lender and hold Lender harmless against any and all claims, losses, liabilities, costs, expenses, damages, penalties, fine and forfeitures of any kind, including but not limited to reasonable attorneys' fees, resulting from: (a) the breach by Broker of any representation, warranty or covenant of this Agreement; or (b) the failure of Broker to comply with applicable legal requirements or Lender's requirements. In the event that Broker falls to pay Lender any sums due hereunder. or which are owed to the Lender pursuant to this section Lender shall be permitted to offset such sums from any amounts which are due or become due to Broker pursuant to the terms of this Agreement.

     10. This Agreement shall continue in existence and effect until terminated as provided for herein. This Agreement may be terminated with respect to future mortgage applications submitted by Broker to Lender by either party at any time by giving thirty (30) days prior written notice of termination to the other party. Such termination shall not in any respect change, alter, modify or terminate the obligations of any party, including the representations and warranties of Broker with respect to mortgage loans which have been submitted by Broker to Lender prior to the date of such termination. The Agreement may be terminated immediately by either party upon written notice of a material breach of the other party's obligations hereunder.

     11. Any notice or demand which is given pursuant to this Agreement shall be deemed to have been sufficiently given if in writing and delivered personally or sent by registered or certified mail (return receipt requested). postage prepaid, or sent by facsimile (and confirmed promptly by telephone) with a hard copy sent by overnight courier service, or sent by overnight delivery.

     12. This Agreement constitutes the entire agreement between the parties with respect to the relationship hereby established and shall supersede and cancel all prior agreements, offers and negotiations whether in writing or otherwise. This Agreement may be amended and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     13. The right of Broker to assign this Agreement or any of its duties, obligation or rights hereunder requires the prior written consent of Lender. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and permitted assigns, any rights, obligations, remedies or liabilities.

     14.    Any    part,   provision,   clause,    sentence,
representation or warranty of this Agreement which is prohibited or which Is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     15. Nothing herein contained shall be deemed or construed to create a partnership, agency or joint venture between the parties hereto. The services of Broker shall be rendered as an independent contractor and not as agent for Lender, and Broker shall not represent to any applicant(s) that it is an agent for Lender. This Agreement creates a nonexclusive relationship between the parties.

     16. If either party institutes litigation under this Agreement against the other party, the prevailing party shall be entitled to be reimbursed by the other for reasonable attorneys' fees and costs paid or incurred by the prevailing party in connection therewith.

     17. This Agreement shall be governed by and construed in all respects in accordance with the laws of the state of Lender's branch or sales office where this Agreement was accepted.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Lender:                           Broker:

FLEET MORTGAGE                     /s/ One Cap

BY: /s/                           BY: /s/

ITS:                              ITS: Vice President